UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement
Pursuant to Section 14c of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule14c-5(d)(2))☐  Definitive Proxy Statement
☑  Definitive Information Statement

DNA BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DNA BRANDS INC.

544 NW 77th Street
Boca Raton, Florida, 33487
Ph: (954) 970-3826

INFORMATION STATEMENT

We are not asking you for a proxy and you are requested not to send us a proxy.

Introduction

This notice and information statement (the “Information Statement”) is being mailed on or about June __, 2014 to our stockholders of record as of June 1, 2014 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our issued and outstanding shares of voting stock executed a written consent dated May 29, 2014 (the “Consent”) approving an amendment (the “Amendment”) to our Articles of Incorporation, as amended (our “Articles of Incorporation”), whereby Article II, Section 1, which authorizes 400,000,000 Common Shares, $0.001 par value, and 10,000,000 Preferred Shares, $0.001 par value, to state that the Company is authorized to issue 1,000,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 10,000,000 shares of preferred stock (the “Preferred Stock”), and further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

This notice and the information statement attached hereto shall be considered the notice required under Colorado Revised Statutes (the “CRS”) § 7-107-104(5.5).

Our Board of Directors has approved the Amendment and holders of a majority of our issued and outstanding voting stock have signed the Consent.  Accordingly, your approval is not required and is not being sought.  The Amendment will be effective when the Articles of Amendment is filed with the Secretary of State of Colorado, which is expected to occur on or after June __, 2014.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us.  As of May 29, 2014, we had 318,408,512 shares of Common Stock issued and outstanding.  Each stockholder of record was entitled to one vote for each share of Common held on the record date. We also had 300,000 shares of Series C Preferred Stock issued and outstanding.  Each share of Series C Preferred Stock is entitled to 300 votes on all matters submitted to a vote of the Company's shareholders.  We also have 1,800,000 shares of Series E Preferred Shares issued and outstanding.   Each share of Series E stock has voting rights equal to 68.02721 common shares.  Neither the Series C nor Series E Preferred Stock is convertible into any of our common shares.  The majority of our outstanding voting stock was required to approve the Amendment.

Please read this notice carefully.  It describes, among other things, certain information concerning the Amendment.  The form of the Amendment is attached to this Information Statement as Exhibit A.

Our principal executive office is located at 544 NW 77th Street Boca Raton, Florida, 33487

DNA BRANDS INC.

544 NW 77th Street
Boca Raton, FL 33487
Ph: (954) 970-3826

Information Statement

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to the Consent to amend our Articles of Incorporation by amending Article II, Section 1, which authorizes 400,000,000 Common Shares, $0.001 par value, and 10,000,000 Preferred Shares, $0.001 par value, to state that the Company is authorized to issue 1,000,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 10,000,000 shares of preferred stock (the “Preferred Stock”), and further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof, and to be effective as of the filing of the amendment to our Articles of Incorporation with the Colorado Secretary of State.

Stockholders of record as of June __, 2014 are entitled to Notice of the foregoing.

We have asked our transfer agent, brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of our Common and Preferred Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to CRS § 7-107-104(5.5).

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Melvin Leiner
Melvin Leiner
Secretary, Director
and Chief Financial Officer

June __, 2014

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

Background And Reason For The Amendment

We are a development stage company.  Our principal executive offices are located at 544 NW 77th Street, Boca Raton, FL 33487.  Our telephone number is (954) 970-3826.

In order for us to continue to implement our current business plan and expand our line of business, we need to secure additional financing.  In order to attract new financing without incurring significant debt on our books, we need to have the flexibility to offer additional shares of our common stock in order to attract these investors.  As of the date of this Information Statement we have 318,409,512 common shares issued and outstanding, along with 80,970,283 shares of our common stock reserved for issuance underlying outstanding options, warrants and convertible notes. We also had 300,000 shares of Series C Preferred Stock issued and outstanding.  Each share of Series C Preferred Stock is entitled to 300 votes on all matters submitted to a vote of the Company's shareholders.  We also have 1,800,000 shares of Series E Preferred Shares issued and outstanding.   Each share of Series E stock has voting rights equal to 68.02721 common shares.  Neither the Series C nor Series E Preferred Stock is convertible into any of our common shares.

On May 29, 2014 our Board of Directors and the consenting stockholders adopted and approved a resolution to effect an amendment to our Articles of Incorporation to increase the number of shares of authorized common stock from 400,000,000 to 1,000,000,000.  Such amendment is referred to herein as the “Authorized Shares Amendment.”   Currently, we have 100,000,000 shares of common stock authorized, of which 27,180,290 shares are issued and outstanding.  As a result of the Authorized Shares Amendment, Oro East Mining will have 2,000,000,000 shares of shares of common stock authorized for issuance, of which 1,456,394,200 will be available for issuance, after also giving effect to a twenty-for-one (20:1) forward stock split, referenced below.   The Board of Directors will be able to authorize the issuance of the additional 1,456,394,200 shares of common stock without seeking further action or vote of our stockholders.

The issuance by us of common stock could dilute both the equity interests and the earnings per share of existing holders of our common stock. Such dilution may be substantial, depending upon the amount of shares issued.

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of DNA Brands, Inc. by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of DNA Brands, Inc.  Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of DNA Brands, Inc. by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of the Directors to issue such additional shares of common stock could discourage an attempt by a party to acquire control of DNA Brands, Inc. by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause.  Moreover, the issuance of such additional shares of common stock to persons whose interests aligned with that of the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

While the increase in the number of shares of common stock authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages.  To the extent that the increase in the number of shares of common stock authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire DNA Brands, to negotiate directly with the Board of Directors, enabling the Board of Directors to consider a proposed transaction in a manner that best serves the stockholders’ interests.

Our Board of Directors believes that it is advisable and in the best interests of DNA Brands, Inc to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs.  The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.

We have (i) no present plans or commitments for the issuance or use of the proposed additional shares of common stock in connection with any financing, and (ii) no present plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of common stock in connection with a merger, share exchange or acquisition.

The form of Amendment is set forth in Exhibit A.  The Amendment will become effective on the date that Articles of Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Colorado, which is expected to occur twenty (20) days following the date this Information Statement has been mailed to our shareholders.

The Consent provides the necessary corporate authorization under Colorado law to enable the filing and effectiveness of such an amendment.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the CRS with respect to the Amendment.

This Information Statement does not constitute an offer of any of our securities for sale.

This notice and information statement (the “Information Statement”) is being provided to our stockholders on or about June __, 2014.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of June __, 2014 with regard to the following criteria (i) each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and named executive officers as a group.  Under Commission rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the common stock listed below, based on information they have furnished to us, have sole voting and investment power with respect to the shares shown.

The calculations of beneficial ownership and voting rights in this table are based on 318,409,512 common shares issued and outstanding, as well as 300,000 shares of Series C Preferred Stock issued and outstanding, each share entitled to 300 votes on all matters submitted to a vote of the Company's shareholders, and 1,800,000 shares of Series E Preferred Shares issued and outstanding, each share having voting rights equal to 68.02721 common shares.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent Of Voting Securities(3)

Common, Series C and E Preferred	Darren Marks (1) (2)	63,868,690	(2)(4)	14.3%
	544 NW 77th Street
	Boca Raton, Florida, 33487

Common, Series C and E Preferred	Melvin Leiner (1) (3)	64,169,838	(3)(4)	14.4%
	544 NW 77th Street
	Boca Raton, Florida, 33487

Common, Series C and E Preferred	All Officers and Directors as a Group (3 persons)	128,038,528	(2) (3)	28.7%
———————
(1)	Officer and/or Director of our Company.
(2)	All shares held under the name Family Tys, LLC.
(3)	All shares held under the name 4 Life LLC.

We currently have no stock options or other rights outstanding that would give any of our stockholders the right to acquire voting or investment power over additional shares of our capital stock.

DESCRIPTION OF CAPITAL STOCK

As of the date of this Information Statement, our authorized capital stock of the Company presently consists of 400,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock.  At the close of business on June __, 2014, we had 318,408,512 shares of Common Stock issued and outstanding.  We also had 300,000 shares of Series C Preferred Stock issued and outstanding and 1,800,000 shares of Series E Preferred Shares issued and outstanding.

The following is a summary of material provisions of our capital stock.

Common Stock

Except as otherwise provided by our articles of incorporation or Colorado law, each holder of Common Stock is entitled to one vote, in person or by proxy, for each share standing in such holder’s name on our stock transfer records. Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends. Our stockholders are entitled to share ratably in the assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of the preferred stock that may be outstanding in the future.

Preferred Stock

Of the 10,000,000 shares of Preferred Stock authorized, 7,900,000 shares are undesignated Preferred Shares, the Board of Directors having designated two series of Preferred Stock with the following designation, preferences and rights:

Series “C” Preferred Stock

The Series C Preferred Stock consists of 400,000 authorized shares, 300,000 of which are issued and outstanding.  The holders of Series C Preferred Stock shall be entitled to receive annual dividends, when and if declared by the Board of Directors, payable in cash on December 31 of each year at a rate of $0.01 per share per year, such dividends to accrue when declared; are entitled to 300 votes per share on all matters submitted to a vote of the shareholders; and, upon any liquidation, dissolution or winding up of the Company, shall receive a preferential distribution before any payment shall be made to the holders of shares junior to the Series C Preferred Shares of $0.67 per share plus any unpaid declared dividends to the date of such payment.

Series E Preferred Stock

The Series E Preferred Stock consists of 1,800,000 authorized shares, all of which are issued and outstanding.  The holders of Series E Preferred Stock shall be entitled to receive annual dividends, when and if declared by the Board of Directors, payable in cash on December 31 of each year at a rate of $0.01 per share per year, such dividends to accrue when declared; are entitled to 68.02721  votes per share on all matters submitted to a vote of the shareholders; and, upon any liquidation, dissolution or winding up of the Company, shall receive a preferential distribution before any payment shall be made to the holders of shares junior to the Series E Preferred Shares of $0.557 per share plus any unpaid declared dividends to the date of such payment.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates.  The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

DNA Brands, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 and filed with the SEC on April 15, 2014; Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and filed with the SEC on May 20, 2014, have been incorporated herein by this reference.

DNA Brands will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by DNA Brands, Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding DNA Brands, Inc. should be addressed to Mr. Melvin Leiner, Executive Vice President at DNA BRANDS INC., 544 NW 77th Street, Boca Raton, FL 33487, or call our offices at (954) 970-3826.

By Order of the Board of Directors,

/s/Melvin Leiner
Melvin Leiner
Secretary, Director
June __, 2014

EXHIBIT A

ARTICLE II

Authorized Shares

Section 1.
Number:  The amount of the total authorized capital stock of the corporation shall be one billion ten million (1,010,000,000) shares consisting of one billion (1,000,000,000) shares of Common Stock, $.001 par value per share, and ten million (10,000,000) shares of Preferred Stock consisting of five million six hundred thousand (5,600,000) undesignated shares of Preferred Stock, $.001 par value per share, 400,000 shares of Series C Preferred Stock, $.001 par value per share and 1,800,000 shares of Series E Preferred Stock, $.001 par value per share,, the designations, preferences, limitations and relative rights of the shares of each such class are as follows: